SCHEDULE 14C
               Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act 1934

Check the appropriate box:
  [X] Preliminary Information Statement
  [ ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
  [ ] Definitive Information Statement

                           Thaon Communications, Inc.
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)  Title of each class of securities to which transaction applies.


      2)  Aggregate number of securities to which transaction applies:


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      pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)


      4)  Proposed maximum aggregate value of transaction:


[ ]  Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

      1)  Amount Previously Paid:
      2)  Form, Schedule or Registration Statement No.:
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

                            INFORMATION STATEMENT
                                      OF
                          THAON COMMUNICATIONS, INC.

                    1529 West Olympic Boulevard, Suite 100
                             Los Angeles, CA 90015
                          Telephone: (213) 252-7050

We are not asking you for a proxy and you are requested not to send us a proxy.

------------------------------------------------------------------------------

        NOTICE OF SHAREHOLDERS CONSENT TO ELECT DIRECTORS, RATIFY THE
          APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS, AND AMEND THE
        COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
                      AUTHORIZED SHARES OF COMMON STOCK.

The Annual Meeting of Shareholders (the "Meeting") of Thaon Communications, Inc., a Nevada corporation ("the Company"), was convened on September 26, 2001, and adjourned due to lack of the requisite number of record holders needed to constitute a quorum. Due to the continued lack of a quorum of holders of shares held as of the record date for the Meeting, the Company obtained shareholder consent for the items set forth in the definitive proxy statement in lieu of the Meeting. Holders of a majority of the Company's outstanding capital stock, voted on November 6, 2001, pursuant to written consent, to approve and adopt all of the proposals which were to be presented at the Meeting, and to approve an amendment to the Company's articles of incorporation to increase the number of shares of the common stock, par value $0.001 ("Common Stock"), authorized for issuance from 75,000,000 to 200,000,000.

At the close of business on November 6, 2001, the Company had issued and outstanding approximately 72,699,064 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of shareholders of the Company. The Company also had 690,000 shares of Series B Preferred Stock held by approximately six (6) shareholders and 500,000 shares of Series C Preferred Stock held by one (1) shareholder . Holders of the Series B and Series C Preferred Stock have the same voting rights as the holders of the Common Stock. There were also 2,310,000 shares of Series D Preferred Stock held by three (3) persons. As each share of Series D Preferred Stock entitles its holder to vote twenty-five (25) shares of Common Stock, the outstanding Series D Preferred Stock on November 6, 2001 was entitled to vote 57,750,000 shares of Common Stock on matters submitted to the Company's shareholders. Thus a total of 131,639,064 shares of the Company's capital stock were entitled to vote on these matters.

On November 6, 2001, holders of approximately 80,654,464 shares entitled to vote on matters of the Company, or 61% of the outstanding capital stock entitled to vote, voted to pursuant to written consent to:

o Elect Adam Anthony, Robert S. McNeill, Doug Mondo, Steve Aquavia and David Nelson to the Company's board of directors to serve until the next Annual Meeting of

      Shareholders of the Company or until their successors are elected and qualify, subject to their prior death, resignation or removal;

o Ratify the appointment of Kabani & Company, Inc. as independent public accountants for the Company for the year ending December 31, 2001; and

o Amend the Company's articles of incorporation to increase the number of shares of the Common Stock authorized for issuance from 75,000,000 to 200,000,000.

The Company is providing this Information Statement to all shareholders as notification that the holders of a majority of its outstanding capital stock voted pursuant to written consent to authorize the above actions. This Information Statement does not relate to any other event or issue.

On December 10, 2001, the Company expects to send this Information Statement to all shareholders entitled to vote on these matters. The effective date for all of these corporate actions is expected to be January 7, 2002.

                            DESCRIPTION OF BUSINESS

Thaon Communications, Inc., a Nevada corporation (the "Company"), was incorporated under the name Engineering Services, Inc., on July 13, 1984. The Company changed its name to Deep Earth, Inc. in November of 1998. The Company was originally engaged in seeking and developing mining properties which it abandoned in 1991 becoming a dormant shell without assets or liabilities. On November 29, 1999, the Company changed its name to CastPro.com, Inc. On December 31, 1999, the Company entered into a stock for stock exchange, whereby it acquired all of the stock of CastPro.com, LLC, a California corporation ("CastPro.com") incorporated to conduct webcasts, in exchange for the issuance of 8,000,000 shares of its Common Stock. CastPro.com is in the business of webcasting events live from location and delayed webcasts over the Internet. CastPro.com has developed advanced Remote Wireless Webcast Technology (RWWT) allowing efficient on-site interactive webcasting of events ranging from concerts and sporting events to corporate press conferences.

In November 2000, the Company changed its name to Thaon Communications,  Inc.

On December 29, 2000, the Company acquired all of the outstanding stock of Prime Time Media Solutions ("Prime Time") in exchange for 3,000,000 shares of its Series A Preferred Stock. Prime Time specializes in media planning and placement providing advertisers with targeted and cost-effective exposure for their media campaigns. Prime Time maintains relationships with every major television station in the country and possesses an extensive database of information relating to the performance history of each.

On April 10, 2001, the Company acquired Legal Broadcast Company ("LBC") in exchange for 1,000,000 shares of the Company's Series B Preferred Stock. LBC provides law firms, corporations and insurance companies with quality, consistency, and reliability in the creation, review, storage, and presentation of video, particularly the documentation and storage of legal depositions.

On May 8, 2001 the Company acquired EMG Visual Graphics, Inc. ("EMG") in exchange for 300,000 restricted shares of the Company's Common Stock. EMG d/b/a Eclipse Marketing Group is a full service sales and marketing consulting firm specializing in all aspects of the branding and promotional products business. The Company sold EMG on October 1, 2001 as a result of management's determination that EMG did not fit into the Company's overall business strategy.

On May 22, 2001, the Company acquired Prime Time Distribution, Inc. ("PTD") in exchange for 500,000 restricted shares of the Company's Common Stock. PTD is a direct marketing company.

The Company's current operations are conducted through its wholly owned subsidiaries, CastPro.com, Prime Time, LBC and PTD.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 6, 2001, the name, address, and the number of shares of the Common Stock, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 72,699,064 shares of Common Stock issued and outstanding, and the name and shareholdings of each director, and of all officers and directors as a group.

--------------------------------------------------------------------------------
   Class of      Name and Address of        Number of Shares
    Stock          Beneficial Owner       Beneficially Owned(1) Percent of Class
--------------------------------------------------------------------------------
    Common             Corey Quinn                4,750,000            6.5%
    Stock       1223 Wilshire Blvd., #509
                  Santa Monica, CA 90403
--------------------------------------------------------------------------------
    Common             Simon Talbot               4,750,000            6.5%
    Stock      11300 W. Olympic Blvd., #730
                  Los Angeles, CA 90064
               Executive Officers and Directors
--------------------------------------------------------------------------------
    Common           Adam Anthony (2)              90,000              0.01%
    Stock      1543 W. Olympic Blvd, 6th Floor
                  Los Angeles, CA 90015
--------------------------------------------------------------------------------
    Common        Robert S. McNeill (2)            425,000             0.06%
    Stock      1543 W. Olympic Blvd, 6th Floor
                  Los Angeles, CA 90015
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Common            Doug Mondo (2)               291,197             0.04%
    Stock      1543 W. Olympic Blvd, 6th Floor
                  Los Angeles, CA 90015
--------------------------------------------------------------------------------
    Common             David Nelson                 40,000       less than 0.01%
    Stock       850 E. Ocean Blvd., #1301
                   Long Beach, CA 90802
--------------------------------------------------------------------------------
                 All Executive Officers &          846,197             1.2%
                        Directors
                        as a Group
--------------------------------------------------------------------------------

      (1) The number of shares beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

      (2) Please note that this shareholder owns preferred stock as more fully described in the following table.

The following table sets forth, as of November 6, 2001, the name, address, and the number of shares of the Preferred Stock, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 3,500,000 shares of Preferred Stock issued and outstanding, and the name and shareholdings of each director, and of all officers and directors as a group.

--------------------------------------------------------------------------------
Series of Preferred    Name and Address of     Number of Shares
      Stock             Beneficial Owner         Beneficially   Percent of Class
                                                  Owned (1)
--------------------------------------------------------------------------------
     Series B              Mitch Mondo              310,000            8.9%
                   3605 West MacArthur Blvd.,
                           Suite #703
                       Santa Ana, CA 92704
--------------------------------------------------------------------------------
     Series B            Cardomon Group             220,000            6.3%
                   3605 West MacArthur Blvd.,
                           Suite #703
                       Santa Ana, CA 92704
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Series C        Cardinal Equities, LLC         500,000            14.3%
                      711 S. Carson Street
                      Carson City, NV 89701
--------------------------------------------------------------------------------
                     Executive Officers and
                            Directors
--------------------------------------------------------------------------------
     Series D             Adam Anthony           1,000,000 (2)         28.6%
                   1543 W. Olympic Blvd, 6th Fl.
                      Los Angeles, CA 90015
--------------------------------------------------------------------------------
     Series D            Richard Anthony         1,000,000 (2)         28.6%
                   1543 W. Olympic Blvd, 6th Fl.
                      Los Angeles, CA 90015
--------------------------------------------------------------------------------
     Series D              Doug Mondo               310,000             13%
                   1543 W. Olympic Blvd, 6th Fl.
                      Los Angeles, CA 90015
--------------------------------------------------------------------------------
                    All Executive Officers &       2,310,000            66%
                            Directors
                           as a Group
--------------------------------------------------------------------------------

      (1) The number of shares beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

      (2) Of these shares, 900,000 were originally issued to Adam Anthony and Richard Anthony (450,000 each) as Series A Preferred Stock in connection with the Company's acquisition of its wholly owned subsidiary, Prime Time Media Solutions ("Prime Time"). 1,100,000 of these shares were originally issued as Series A Preferred Stock to Mark Jones and Chuck Cody in connection with the Company's acquisition of Prime Time. As a result of the settlement of a lawsuit between Prime Time and Mssrs. Jones and Cody, these 1,100,000 shares were returned to the Company. The Company subsequently determined that the rights and designations of the Series A Preferred Stock represented inequitable consideration for the Prime Time acquisition. At a special meeting of the Company's board of directors on October 11, 2001, the board reissued the 900,000 shares of Series A Preferred Stock to Adam Anthony and Richard Anthony as Series D Preferred Stock. The board also reissued the 1,100,000 shares of Series A Preferred Stock, which were part of the original purchase price of Prime Time, to Adam Anthony and Richard Anthony as Series D Preferred Stock.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-looking Information

This information statement contains forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. These statements relate to future events or to our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. There are a number of factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, we do not assume responsibility for the accuracy and completeness of such forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this information statement to conform such statements to actual results. The foregoing management's discussion and analysis should be read in conjunction with the Company's financial statements and the notes herein.

General

The Company is a holding company that owns or seeks to own companies that hold a unique niche in the communications marketplace, are profitable or capable of being profitable in their own right and which stand to benefit from the trend toward "Narrowcasting" that is resulting from the use of streaming media through the Internet. The Company's corporate family is based on a business model that joins brick and mortar companies with the development of advanced technologies that can be practically applied in the marketplace. This structure has a tangible effect on future growth and should positively affect earnings as the technology is introduced into the existing business stream. During the second quarter of 2001, the company acquired 100% of the outstanding stock of three additional companies: Legal Broadcast Company, Eclipse Marketing Group and Prime Time Distribution.

As of September 30, 2001, the Company was operating through five wholly owned subsidiaries:

CastPro.com is a provider of live and Video On Demand (VOD) web cast productions for corporations and major event marketers. Castpro specializes in the ingestion, integration, hosting and streaming of video content through the Internet for a variety of different purposes including, but not limited to entertainment, political and corporate communications such as shareholder meetings, press release and earnings announcements, product launches and training sessions.

Prime Time Media Solutions (PTMS) is a television media planning and placement agency located in San Luis Obispo, California. PTMS provides both long form and short form television advertising placement for their customers and offers a broad range of consulting services for

Direct Response Television advertising campaigns and strategic media use. PTMS has developed several in house analysis tools to continuously monitor media placement services offered, thereby allowing for the timely adjustments to media campaigns to optimize results.

Legal Broadcast Company (LBC) is a provider of video documentation and storage for the legal, insurance and corporate business sectors. LBC provides law firms, corporations and insurance companies with quality, consistency, and reliability in the creation, review, storage and presentation of video, particularly the video documentation and storage of legal depositions. The legal video production business is a rapidly expanding market with substantial profit margins and limited competition.

Eclipse Marketing Group is a full service sales and marketing consulting firm specializing in all aspects of the branding and promotional products business.

Prime Time Distribution (PTD) is a direct marketing company with three products currently being sold through direct response television, radio and through the Internet as well as being placed on retail shelves.

Subsequent to the end of the third quarter ended September 30, 2001, management determined that its acquisition of EMG Visual Graphics dba Eclipse Marketing Group did not fit into its overall corporate strategy, and as a result on October 1, 2001 a stock purchase agreement was entered into whereby the former owner of EMG purchased the company for 450,000 shares of the Company's restricted Common Stock, the exact amount of the original purchase plus the stock issued for debt retirement. The write off of the goodwill attributable to this acquisition will take place in the forth quarter.

Results of Operations

The following sections discuss the results of operations for the third quarter ended September 30, 2001 compared to the results of operations for the third quarter ended September 30, 2000, and for the nine months ended September 30, 2001 compared to the results of operations for the nine months ended September 30, 2000.

Settlement of Litigation with Former Officers of Prime Time. On September 30, 2001, a lawsuit initiated by Prime Time Media Solutions against Mark Jones and Chuck Cody (former officers of Prime) was settled out of court. This litigation emanated from the resignation of these officers, which resulted in the Company losing clients representing approximately 70% of PTMS' revenue for the six month period ended June 30, 2001 and the loss of future cash flow that these clients may have provided. The financial effect for the third quarter ended September 30, 2001, of PTMS losing these clients is believed by the Company to be as follows: net revenue for the quarter ended June 30, 2001 was $6,617,143 compared to net revenue for the quarter ended September 30, 2001 of $346,072, a decline of $6,271,071 for the third quarter; gross profit for the quarter ended June 30, 2001 was $659,120 verses $304,749 for the quarter ended September 30, 2001, a decline of $354,371; and net profit for the quarter ended June 30, 2001 was $154,700 compared to a net loss of $9,415 for the quarter ended September 30, 2001.


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


Third Quarter 2001 Vs. Third Quarter 2000. Net revenue for the third quarter ended September 30, 2001 amounted to $586,534 compared to net revenue of $92,816 for the third quarter ended September 30, 2000. Gross profit for the third quarter ended September 30, 2001 totaled $126,455 compared to gross profit of $92,816 for the third quarter ended September 30, 2000. The net loss before dividends appropriation for Preferred stockholders for the third quarter ended September 30, 2001 amounted to $1,515,459 verses a net loss of $239,144 in the third quarter ended September 30, 2000. The increase in sales for the third quarter is attributable to the contribution of Prime Time Media Solutions, Legal Broadcast Company, Prime Time Distribution and Eclipse Marketing Group and whose results are reflected for the entire quarter. The net loss of $1,515,459 for the quarter can be attributed to the cash and non cash expenses associated with increased overhead costs, consulting costs, and the lost profit opportunities associated with the business that was lost due to the resignation of the two executives at PTMS. On a per share basis, the basic and diluted net operating loss attributable to Common Stock was $.02 for the quarter ended September 30, 2001 as compared to $.004 for the quarter ended September 30, 2000.

Nine Months 2001 Vs. Nine Months 2000. Net revenue for the nine months ended September 30, 2001 were $17,805,130 compared to net revenue of $152,301 for the first nine months of 2000. Gross profit for the nine months ended September 30, 2001 totaled $1,557,883 verses gross profit of $152,301 for the nine months ended September 30,2000. The net loss before dividends appropriation for Preferred stockholders for the nine months ended September 30, 2001 amounted to $2,649,757 compared to a net loss of $777,791 for the same period ended September 30, 2000. The increase in revenue for the nine months ended September 30,2001 is attributable to the contribution of Prime Time Media Solutions. The net loss of $2,649,757 is attributable to the cash and non cash expenses associated with the three acquisitions during the period, the increased overhead costs and lost profit opportunities as discussed above, and amortization of goodwill. On a per share basis, the net operating loss attributable to Common Stock was $.04 per share for the nine months ended September 30, 2001 as compared to $.01 for the nine months ended September 30, 2000.

Liquidity and Capital Resources

As of September 30, 2001, the Company had $22,024 in cash and cash equivalents, a decrease of $10,055 from December 31, 2000. Media Receivables at September 30, 2001 totaled $1,309,225 compared to $1,713,850 at December 31, 2000. Accounts Receivable at September 30, 2001 totaled $151,918 compared to zero at December 31, 2000. Inventory at September 30, 2001was $409,564 verses zero on December 31,2000. The Company experienced negative cash flow from operating activities of $1,025,990 for the first nine months as compared to negative cash flow of $511,806 for the nine month period ended September 30, 2000 . The net loss for the nine months of $2,649,757 was partially offset by net loan proceeds of $613,015 and proceeds from the sale of the Company's Common Stock on a private placement basis of $1,193,620. Net investing activities during the quarter were inflow of $152,912 as compared to outflow of $361,163 for the nine month period ended September 30, 2000. Net Property and Equipment of $839,463 at September 30, 2001 compares to $761,102 at December 31, 2000 and consists of computer equipment, office equipment and web cast production equipment. The increase is due to the acquisitions of subsidiaries. It is not anticipated that capital expenditures will increase substantially in future periods.

Goodwill of $12,030,288 is a result of the acquisitions during the period and represents the difference between the cost (based upon the market price of the Company's stock) of the companies acquired and the fair value of net assets of the companies acquired at the time of acquisition, less amortization for the period. Legal Broadcast Company was acquired for 1,000,000 shares of Class B convertible preferred stock, $1.00 par value. Pursuant to the agreement, the Company issued 339,600 shares of its restricted Common Stock to a related party of LBC in exchange of settlement of debt amounting to $424,500. The company also agreed to reserve 235,000 shares of its' restricted Common Stock for issuance to individual key employees. The acquisition resulted in goodwill of $4,251,446 which represents the difference in market value of the Class B convertible stock and the fair value of the net assets of Legal Broadcast Company at the time of acquisition. Prime Time Distribution was acquired for 500,000 shares of the Company's Common Stock and resulted in goodwill amounting to $1,261,244 which represents the difference in fair value of net assets of Prime Time Distribution and the market value of the shares at the time of acquisition. Eclipse Marketing Group was acquired for 300,000 shares of Common Stock and resulted in approximately $1,128,983 in goodwill arisen due to the difference in market value the Company's shares issued in the acquisition and the fair value of the net assets of Eclipse Marketing Group at the time of the acquisition. The Company plans to address the deficit working capital position through operating profits and private placement of the Company's Common Stock, should management feel it necessary to raise additional capital.

As a result of the Jones and Cody litigation, which was fully and finally settled on November 5, 2001, the Company is entitled to receive $450,000 from Jones, Cody and Media Maverick pursuant to a promissory note. The note is payable in monthly installments which shall be the greater of an increasing monthly minimum or a percentage of revenue generated by Jones, Cody and Media Maverick in the direct response television industry. Such amounts are expected to provide the Company with extra capital resources for at least the next 24 months. Although the Company is optimistic it will receive payments under this note, no assurances can be given regarding either the size or frequency of any such payments.

                           DESCRIPTION OF SECURITIES

The Company is authorized to issue 200,000,000 shares of Common Stock, $0.001 par value, 8,000,000 shares of preferred stock, $1.00 par value, and 42,000,000 shares of preferred stock, $0.001 par value.

There are 72,699,064 shares of the Company's Common Stock issued and outstanding. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of shares of Common Stock have no cumulative, conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

There are 3,500,000 shares of the Company's preferred stock issued and outstanding. There are 690,000 shares of the Company's Series B Preferred Stock ("Series B") outstanding. The holders of the Series B are entitled to receive dividends at the rate of 6% per annum payable in shares of the Company's common stock. Holders of Series B have the option, at any time, to convert their shares into the same number of fully paid and nonassessable shares of the Common Stock of the Company, equal to the par value of the shares of Series B being converted plus accrued but unpaid dividends, divided by 95% of the Market Price (defined as, as of any date, the average of the daily closing price for the five consecutive trading days ending on such date of the Company's Common Stock at the time of conversion) In no event shall the holders of the Series B be entitled to receive more than 6,000,000 shares of Common Stock upon conversion. The Series B is redeemable by the Company at any time at the rate of $1.00 per share plus accrued and unpaid dividends. Upon receipt of the redemption notice, the holders of Series B have 30 days to convert at the rate of one share of Common Stock for each share of Series B converted. There is no provision made for any sinking fund. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B are entitled to receive $1.00 per share before the holders of Series C, E or F Preferred Stock shares and the holders of Common Stock shares receive any amount as a result of a liquidation, dissolution or winding up of the Company. No dividends shall be declared or paid on the Company's Common Stock before all accumulated dividends on the Series B have been paid. The Series B holders have full voting rights with the Company's Common Stock and are entitled to elect two (2) directors.

There are 500,000 shares of the Company's Series C Preferred Stock ("Series C") outstanding. The holders of Series C are entitled to the same rights as the holders of Series B. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series C are entitled to receive $1.00 per share before the holders of Series E or F Preferred Stock shares and the holders of Common Stock shares receive any amount as a result of a liquidation, dissolution or winding up of the Company.

There are 2,310,000 shares of the Company's Series D Preferred Stock
("Series D") outstanding. The holders of Series D have the same rights as the holders of Series B and C aside from the following conversion, liquidation and voting rights. Holders of Series D have the same rate of conversion as Series B and C, but there is no limit on the total number of shares that can be issued as a result of conversion. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series D are entitled to receive $1.00 per share before the holders of all series of Preferred Stock shares and the holders of Common Stock shares receive any amount as a result of a liquidation, dissolution or winding up of the corporation. The Series D holders have full voting rights and are entitled to vote 25 votes per each share on all matters, voting together with the Company's Common Stock, Series A, Series B, and Series C Preferred Stock, as a class.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      The Company's Common Stock has traded on OTC Bulletin Board under the symbol "THAO". The table below sets forth the high and low sales prices for the Company's Common Stock for all of the quarters in 2000 and the first three quarters of 2001. The quotations below reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions:

      Year        Quarter           High        Low
      2000        First             $7.00       $5.00
                  Second            $8.00       $7.00
                  Third             $8.63       $3.00
                  Fourth            $5.35       $1.94

      Year        Quarter           High        Low
      2001        First             $2.88       $2.00
                  Second            $2.75       $0.42
                  Third             $1.39       $0.06

Shareholders

      As of November 6, 2001, there were approximately 72,699,064 shares of Common Stock issued and outstanding held by approximately 4800 shareholders of record.

Dividends on the Common Stock

      The Company has not declared a cash dividend on its Common Stock in the last two fiscal years and the Company does not anticipate the payment of future dividends. The Company may not pay dividends on its Common Stock without first paying dividends on its Preferred Stock. There are no other restrictions that currently limit the Company's ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

Preferred Stock

      As of November 6, 2001 there were 690,000 shares of Series B issued and outstanding held by approximately six (6) shareholders, 500,000 shares of Series C Preferred Stock held by one (1) shareholder, and 2,310,000 shares of Series D issued and outstanding held by approximately three (3) shareholders.

      No market currently exists for the Company's preferred stock ("Preferred Stock"). Holders of the Preferred Stock are entitled to receive dividends at the rate of 6% per annum payable in shares of the Company's Common Stock.

                       DIRECTORS AND EXECUTIVE OFFICERS

      Five (5) directors were elected by holders of a majority of the Company's outstanding capital stock, each to hold office until the next Annual Meeting of the Shareholders of the Company or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of the Company's directors and executive officers.

      The Board of Directors met or adopted actions by unanimous written consent approximately ten (10) times during the year ended December 31, 2000.

      The directors of the Company currently have terms which will end at the next annual meeting of the stockholders of the Company hereby noticed, or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of the Company's directors and executive officers.

      The following sets forth certain biographical information concerning the following persons who have been elected directors of the Company:

NAME                    POSITION                          AGE

Adam Anthony            President/CEO and Director        35

Robert S. McNeill       Vice President, Chief Financial   57
                        Officer, Secretary and Director

Doug Mondo              Director                          39

Steve Aquavia           Director                          30

David Nelson            Director                          60

Adam Anthony has been President, CEO and a Director of the Company since January 2001. Mr. Anthony is a Co-Founder of Prime Time where he served as its CEO until the Company's acquisition of Prime Time in December of 2000. A former golf All-American and touring professional, his experience in the golf industry was instrumental in carving out Prime Time's initial niche in the media industry as the agency of choice for companies utilizing golf infomercials. Mr. Anthony was the primary force behind establishing Prime Time's organizational and philosophic backbone and, in collaboration with co-founder, Mark Jones, led the company to over $50 million in annual revenues within four years of its founding. His proven organizational skills, leadership, and growth orientation are expected to achieve similar results at the Company.

Robert S. McNeill has been Vice President, Chief Financial Officer, Secretary and a Director of the Company since December 29, 1999. Mr. McNeill has over 24 years of experience in corporate finance and financial services. He served as Regional Vice President of Security Pacific National Bank, managing the Financial Institutions Department and implementing the bank's Private Banking Department. He has also served as Senior Vice President of Sanwa Bank, California, where he developed and implemented business development strategies, and as Corporate Finance Operations officer for the Midwest and Regional Vice President for Pacific National Bank. He is intimately acquainted with the financing and financial management needs of growth-stage companies, and his experience provides a vital perspective on the effective management of growth.

Doug Mondo has 15 years of experience providing technology solutions to the legal profession. He was the founder and President of The Cardomon Group a successful litigation support company since 1985. As President and CEO of Cardomon Mr. Mondo successfully established himself as a creative innovator with the ability to consistently produce profits for the company. In recognition of his success, he was elected as the president of the Young Entrepreneur's Organization, a worldwide network of business founders.

Steve Aquavia has been a Director of the Company since October 9, 2001. Mr. Aquavia is the Executive Vice President of the Company's subsidiary, Prime Time, and has over eight years of experience in the broadcast media and general advertising industries, having worked for Western International Media and Dailey & Associates. Mr. Aquavia is a graduate of the Marshall School of Business at the University of Southern California, having received an MBA in Marketing and Entrepreneurial Studies.

David Nelson has been a Director of the Company since October 9, 2001. Mr. Nelson is an inactive member of the California State Bar of California and a California Licensed Real Estate Broker. Mr. Nelson's background includes experience in the tax and audit department of Deloitte Touche, and extensive experience in strategic planning and corporate structuring. He received an L.L.D. from the University of California, Hastings College of the Law and a B.S. degree in Business Administration from the University of Colorado.

                            EXECUTIVE COMPENSATION

No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of the Company during the fiscal years 2001, 2000 and 1999. The following table provides summary information for the years 2001, 2000 and 1999 concerning cash and noncash compensation paid or accrued by the Company to or on behalf of the Company's chief executive officers.

                          SUMMARY COMPENSATION TABLES

                                           Annual Compensation
                          -----------------------------------------------------
     Name and                                                Other Annual
Principal Position  Year    Salary ($)     Bonus ($)       Compensation ($)
---------------------------------------- --------------------------------------
Adam Anthony, Chief 2001     $72,000          -0-                -0-
 Executive Officer
---------------------------------------- --------------------------------------
James Ocon, Acting   2000    $49,460          - 0-               - 0-
  Chief Executive
      Officer
---------------------------------------- --------------------------------------
   Corey Quinn,      1999    $60,000          - 0-               - 0-
  Chief Executive
      Officer
---------------------------------------- --------------------------------------

                                               Long Term Compensation
                                      -----------------------------------------
                                                   Awards              Payouts
                                      -----------------------------------------
                         Restricted Securities Underlying LTIP     All Other
Name and Principal         Stock          Options/       Payouts  Compensation
     Position      Year Award(s)($)       SARs(#)          ($)        ($)
-------------------------------------------------------------------------------
  Adam Anthony,    2001     - 0-            - 0-          - 0-        - 0-
 Chief Executive
     Officer
-------------------------------------------------------------------------------
James Ocon, Acting  2000    - 0-            - 0-          - 0-        - 0-
 Chief Executive
     Officer
-------------------------------------------------------------------------------
Corey Quinn, Chief 1999     - 0-            - 0-          - 0-        - 0-
Executive Officer
-------------------------------------------------------------------------------

Compensation of Directors

The Company's directors are not compensated for any meeting the board of directors which they attend. Each director receives 400,000 shares of restricted Common Stock as annual compensation.

Audit Committee

The Board does not utilize an Audit Committee.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers and beneficial holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership and reports of changes in ownership of such equity securities of the Company. As of the date of this Proxy Statement, the Company believes that all reports which needed to be filed have been filed in a timely manner for the year ended December 31, 2000.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 31, 1999, the Company entered into a Share Exchange Agreement, whereby it acquired 400 shares of the common stock of CastPro.com, LLC, a California Limited Liability Company (hereinafter "LLC"), representing 100% of LLC's outstanding common stock, from the LLC shareholders, in exchange for the issuance by the Company to the LLC Shareholders of 48,000,000 shares of the Company's Common Stock. Additionally, the Company issued a total of 4,950,000 shares of its Common Stock in 1999 to two of the Company's creditors in exchange for the cancellation of $825,000 in principal and accrued interest owed by the Company to said entities. In 2000, the Company issued a total of 3,810,000 shares of its Common Stock in exchange for cancellation of $635,000 in principal and accrued interest to said creditors, and 200,000 shares of its Common Stock for consulting fees of $100,000.

On December 29, 2000 the Company acquired all of the outstanding stock of Prime Time Media Solutions in exchange for 2,000,000 shares of Series A Preferred Stock of the Company. An additional 1,000,000 shares of Series A Preferred Stock were placed into escrow subject to allianment of specific gross revenues and pre-tax net income for the year ended December 31, 2001. The Company's current Chief Executive Officer, Adam Anthony, was an owner of Prime Time Media Solutions at the time of the Company's acquisition.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC
                                  ACCOUNTANT

Holders of a majority of the Company's outstanding capital stock voted pursuant to written consent to ratify the appointment of Kabani & Company, Inc. as the Company's independent certified public accountants for the year ending December 31, 2001.

Audit Fees.

For the fiscal year ended December 31, 2000, Kabani & Company, Inc. billed the Company $115,000 for the audit of the Company's annual financial statements for the year then ended. No reviews were conducted by the auditors for any Form 10-QSB for that fiscal year.

Financial Information Systems Design and Implementation Fees.

None

All Other Fees.

None

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                           AND FINANCIAL DISCLOSURE

Effective February 15, 2001, Brad Haynes resigned as the Company's independent accountant. The reports of Brad Haynes on the financial statements of the Company filed with the Securities and Exchange Commission contained no adverse opinions or disclaimers of opinion, and were not modified as to uncertainty, audit scope, or accounting principles during the past two years or the interim period to September 30, 2000.

During the past two fiscal years and all subsequent interim periods through the date of resignation on February 15, 2001, there were no disagreements between the Company and Brad Haynes, whether or not resolved, on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure which, if not resolved to Brad Hayne's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Further during the past two fiscal years the audit reports issued by Brad Hayne's did not contain an adverse opinion or disclaimer of opinion, or were qualified as to uncertainly, audit scope or accounting principles.

On February 15, 2001, the Company engaged the firm of Kabani & Company, Inc. of Fountain Valley, California, as independent accountants for the Company. Prior to February 15, 2001, neither the Company, nor anyone on its behalf, had consulted with Kabani & Company concerning the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

The decision to change accountants was recommended and approved by the Board of Directors of the Company.

                            2000 STOCK OPTION PLAN

Holders of a majority of the Company's outstanding capital stock voted pursuant to written consent to ratify the Company's 2000 Non-Qualified Stock Option Plan ("2000 Plan"). As such ratification by the Company's shareholders was not statutorily required, additional disclosure hereunder is not necessary. The Company had planned to register the shares of Common Stock offered pursuant to the 2000 Plan on Form S-8.

Subsequent to shareholder ratification of the 2000 Plan, the board of directors of the Company decided to adopt a more flexible stock option plan, the 2001 Non-Qualified Stock Option Plan ("2001 Plan"), in lieu of the 2000 Plan. The 2001 Plan reflects the spirit of the 2000 Plan which will now not be utilized by the Company. The 2001 Plan is not being submitted to a vote of the Company's shareholders.

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

Holders of a majority of the Company's outstanding capital stock, voted on November 6, 2001, pursuant to written consent, to approve an amendment to the Company's articles of incorporation to increase the number of shares of the Common Stock authorized for issuance from 75,000,000 to 200,000,000.

The Company is a Nevada corporation. Nevada law requires that a domestic corporation amend its articles of corporation to increase its authorized stock. Therefore, the Company's articles of incorporation will be amended and are expected to be effective on January 7, 2002, to reflect the increase in the number of shares of the Common Stock authorized for issuance from 75,000,000 to 200,000,000.

The purpose of the increase in the number of authorized shares of the Common Stock is to provide additional shares for issuance in the future for general corporate purposes. The additional shares of Common Stock would be available for sale to raise capital, for issuance to consultants, or for any other lawful corporate purpose in the discretion of the Company's board of directors.

                             FINANCIAL STATEMENTS

The Company hereby incorporates by reference, as though set forth fully herein, financial statements for the fiscal year ended December 31, 2000 and the period ended September 30, 2001 appearing in the Preliminary 14C beginning on page F-1, filed on November 21, 2001, File No. 000-30583.

                       UNDERTAKING REGARDING FORM 10-KSB

The Company hereby undertakes to provide without charge to each shareholder entitled to vote on each matter submitted to a vote of shareholders of the Company, on the written request of any such person, a copy of the Company's Form 10-KSB for the year ending December 31, 2000. A copy of any exhibit to the Company's Form 10-KSB may also be obtained from the Company at no charge upon written request for each such exhibit requested. Such written requests should be sent to Adam Anthony at our headquarters at 1529 West Olympic Boulevard, Suite 100, Los Angeles, CA 90015.

         DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

         One Information Statement will be delivered to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the shareholder at a shared address to which a single copy of the documents was delivered and provide instructions as to how the shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Information Statement. In the event a shareholder desires to provide such notice to the Company, such notice may be given verbally by telephoning the Company's offices at (213) 252-7050 or by mail to 1529 West Olympic Boulevard, Suite 100, Los Angeles, CA 90015.

                   INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy and Proxy Statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and Proxy Statements and other information may be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549; at its New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago Illinois 60661-2511, and copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http:/www.sec.gov. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

         As part of this Information Statement, the Company also hereby incorporates by reference, as though set forth fully herein, the financial statements for the fiscal year ended December 31, 2000 and the period ended September 30, 2001 audited by Kabani & Company, Inc., appearing in the Preliminary 14C beginning on page F-1, filed on November 21, 2001, File No. 000-30583.

                                   SIGNATURE

By order of the board of directors,

/s/ Adam Anthony
________________________________
Adam Anthony, Chief Executive Officer

Los Angeles, California
November 30, 2001